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                                                                            23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated April 29, 1999 relating to the consolidated financial statements of Perfumania, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP


Miami, Florida
June 11, 1999